POWER OF ATTORNEY

                Know all by these presents, that the undersigned hereby constitutes and appoints Stephen C. Ruffini, Chief Financial Officer of Boo Koo Holdings, Inc., his true and lawful attorney-in-fact to:

                1. execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

                2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such Forms with the United States Securities and Exchange Commission and any other authority; and

                3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation the execution and filing of a Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

                The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as he might or could do in person, with full power of substitution and resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of June, 2008.


                                 By: /s  John Belsito


                                 Print Name:  John Belsito

        The foregoing instrument was acknowledged before me this 18th day of June, 2008, by


{Notary seal must be affixed}                /s Jean C. Gillespie
                                              Signature of Notary
JEAN C. GILLESPIE
NOTARY PUBLIC STATE OF TEXAS                      Name of Notary
COMMISSION EXPIRES:
    10-18-2011                                   Jean C. Gillespie
                                   Name of Notary typed, printed or stamped)

                                     My Commission Expires: 10-18-2011